Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2013 (except for Note 17, as to which the date is June 26, 2013 and except for Note 1, as to which the date is November 18, 2013) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-192402) and related Prospectus of Noodles & Company for the registration of 4,500,000 shares of its common stock.

/s/ Ernst & Young LLP Denver, Colorado November 29, 2013